UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Virage Logic Corporation

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2009, Virage Logic Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NXP B.V., a limited liability company incorporated in the Netherlands (“NXP”). Pursuant to the Purchase Agreement, the Company is acquiring certain assets (the “Assets”) used by NXP within its Corporate Innovation & Technology division in providing design, maintenance and support of certain semiconductor intellectual property blocks for semiconductor integrated circuit designs in the advanced CMOS (complimentary metal-oxide-semiconductor) domain (the “Acquisition”). There are no material relationships among the Company and NXP or any of their respective affiliates, other than with respect to the Purchase Agreement and the related ancillary agreements.

The Assets consist of (a) certain technology, software, and associated patents and other intellectual property rights of NXP relating to NXP’s design, maintenance and support activities relating to certain semiconductor integrated circuit intellectual property blocks based on advanced CMOS technology, including approximately 25 associated patent families, and (b) computer and other electronic equipment used by NXP employees in conducting such activities. In addition, in connection with the Acquisition, the Company intends to hire over 160 NXP employees in the Netherlands, India, and the United States. In consideration for the Assets, the Company will issue 2,500,000 shares of its common stock to NXP, and pay up to $188,003 in cash, at the closing of the Acquisition. The shares will be subject to restrictions on their sale by NXP and its permitted transferees that will lapse over the 30 months after the closing of the Acquisition, and one-third of the shares will be subject to a right of repurchase by the Company at escalating purchase prices over the 30 months after the closing.

As part of the Acquisition, the Company will also assume liabilities relating to the former employees of NXP hired by the Company that arise after the closing of the Acquisition and, subject to certain conditions, will acquire certain rights and assume certain liabilities of NXP under contracts related to the Assets.

In addition, pursuant to the Purchase Agreement, the Company will enter into certain ancillary agreements with NXP at the closing of the Acquisition, the following three of which will be material definitive agreements:

•	an intellectual property transfer and license agreement,

•	a master license agreement, and

•	a technology services agreement.

Under the intellectual property transfer and license agreement, the Company will (1) license back to NXP the technology, software and associated intellectual property rights included in the Assets so that NXP can continue using these rights in its operations, (2) be granted by NXP a perpetual, royalty-free license to certain patents and other intellectual property rights of NXP related to the Assets and (3) pay a royalty to NXP for a seven-year period following the closing based on the revenue received by the Company from licensing to third parties the technology, software and intellectual property rights purchased in the Acquisition. Under the master license agreement, the Company will license to NXP substantially all of the pre-existing intellectual property rights controlled by the Company for an initial term of three and one half years, in return for which NXP will pay the Company $20 million over a four-year period in quarterly payments that will decline over time. Under the technology services agreement, the Company will provide NXP with support and engineering services relating to integrated circuit design, for which NXP will pay the Company $40 million over a four-year period in quarterly payments that will decline over time. The Company and NXP are also entering into an umbrella transitional services agreement, pursuant to which NXP will provide certain services to the Company during the transition period when the Company will begin to integrate the Assets and NXP employees.

After the closing of the Acquisition, the Company plans to integrate the Assets and the NXP employees into the Company’s existing operations. The Company intends to use the Assets, together with similar intellectual property and assets that the Company already owns, to develop and productize intellectual property that it would license to semiconductor manufacturers who desire to use standardized intellectual property for their semiconductor product design and development. The Company will also use the Assets and the employees hired from NXP, along with the

Company’s pre-existing intellectual property, tangible assets and employees, to provide design and development services to NXP under the technology services agreement described above. The Company anticipates that the integration of the Assets with existing Company assets into revenue-generating products will require significant development work over approximately a year. Doing so will involve, among other things, the creation of industry standard models, the readying of the intellectual property acquired and licensed from NXP for other foundries and the development of a more industry standard look-and-feel. The Company is seeking to release new productized intellectual property incorporating the Assets for sale to third parties in late 2010.

The Company currently anticipates that the Acquisition will close approximately six to eight weeks after the date of this Current Report. The closing of the Acquisition is subject to customary conditions.

Item 3.02	Unregistered Sales of Equity Securities.

In consideration for the Assets, the Company will issue 2,500,000 shares of its common stock to NXP at the closing of the Acquisition, pursuant to the Purchase Agreement. The date of the closing of the Acquisition is currently unknown, though the Company anticipates that it will be approximately six to eight weeks after the date of this Current Report. Please see Item 1.01 above for more detail on the Acquisition and the Assets.

The Company and NXP are relying on Rule 506 of Regulation D, promulgated under the Securities Act of 1933, to provide an exemption from registration for the issuance of such common stock to NXP. Pursuant to the Purchase Agreement, NXP is the sole purchaser of such common stock, and NXP has represented that it is an “accredited investor” as defined in Regulation D.

Item 7.01	Regulation FD Disclosure.

On October 12, 2009, the Company issued a press release regarding the Acquisition, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 12, 2009.

Forward Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits hereto about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Acquisition, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements also include statements concerning the plans and objectives of the Company’s management for future operations, including plans or objectives relating to its products or services and the Assets and NXP employees, statements regarding the timing of product releases and the financial impact of the Acquisition, statements regarding the timing or completion of the Acquisition, and the assumptions underlying or relating to all such statements. Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the failure of the Acquisition to close for any reason; (ii) the amount of the costs, fees, expenses, charges and liabilities relating to the Acquisition; (iii) business uncertainty and contractual restrictions prior to the closing of the Acquisition; (iv) competition generally and the increasingly competitive nature of our industry; (v) the effect of war, terrorism or catastrophic events; (vi) stock price, foreign currency exchange and interest rate volatility; and (vii) the failure of the Company to successfully integrate the Assets and NXP employees with its own operations and the failure to achieve the cost savings and other synergies the Company expects to result from the Acquisition.

The foregoing list sets forth some, but not all, of the factors that could affect the Company’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties the Company faces and a discussion of its financial statements and footnotes, see documents the Company files with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and all subsequent periodic reports. The Company assumes no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2009	VIRAGE LOGIC CORPORATION

	By:	/s/ BRIAN SEREDA
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated October 12, 2009.